Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2025, except for Note 20, as to which the date is September 8, 2025, with respect to the consolidated financial statements of Ikena Oncology, Inc., included in the Registration Statement (Form S-1) and the related Prospectus of ImageneBio, Inc. for the registration of 2,508,337 shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 8, 2025